EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	State or Country of Incorporation
EPAM Systems Albania SHPK	Albania
EPAM Systems Argentina S.R.L.	Argentina
Vates S.A.	Argentina
Neoris Argentina S.A.	Argentina
Neoris One Argentina S.A.	Argentina
Neoris Consulting Argentina S.A.	Argentina
EPAM Systems LLC	Armenia
EPAM Systems (Australia) Pty. Ltd.	Australia
First Derivative (Aus) Pty Ltd	Australia
EPAM Systems Austria GmbH	Austria
Emakina Central & Eastern Europe GmbH	Austria
NetLounge Cloud Services GmbH	Austria
EPAM Information Corporate Systems FPUE	Belarus
EPAM Systems FLLC	Belarus
OOO Odysseus Data Services	Belarus
EPAM Systems Belgium	Belgium – branch of Netherlands
Emakina.BE BV	Belgium
EPAM Systems Belgium Srl	Belgium
EPAM Systems Brazil LTDA.	Brazil
Neoris do Brasil Ltda.	Brazil
J8 Corp	British Virgin Islands
EPAM Systems Bulgaria EOOD	Bulgaria
EPAM Systems Canada, Ltd	Canada
First Derivatives Canada Inc.	Canada
EPAM Systems Chile SpA	Chile
Vates Chile SPA	Chile
Neoris Chile Ltda.	Chile
EPAM Continuum Shanghai Co., Ltd.	China
Guangzhou EPAM Systems Co., Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China
Suzhou Evelo Technology Company Limited	China
EPAM Systems (Shenzhen) Co. Ltd.	China
EPAM Systems (Suzhou) Co., Ltd.	China – Beijing Branch
EPAM Systems (Suzhou) Co., Ltd.	China – Chengdu Branch
EPAM Systems Colombia S.A.S	Colombia
Vates Colombia SAS	Colombia
Neoris Colombia S.A.S.	Colombia
EPAM Systems d.o.o.	Croatia
EPAM Systems (Cyprus) Limited	Cyprus
EPAM Solutions (Cyprus) Limited	Cyprus

EPAM Systems (Czech Republic) s.r.o.	Czech Republic
Odysseus Data Services s.r.o.	Czech Republic
Neoris Czech Republic S.R.O.	Czech Republic
EPAM Systems ApS	Denmark
EPAM Systems Dominicana SRL	Dominican Republic
Neoris-Ecuador S.A.S.	Ecuador
EPAM France SAS	France
EPAM Systems France	France
EPAM Systems (Georgia) LLC	Georgia
COREtransform GmbH	Germany
Emakina.DE GmbH i.L.	Germany
EPAM Systems GmbH	Germany
test IO GmbH	Germany
Odysseus Data Services GmbH	Germany
EPAM SYSTEMS HELLAS SINGLE MEMBER PRIVATE COMPANY	Greece
EPAM Systems (Hong Kong) Limited	Hong Kong
EPAM Systems (Asia) Limited	Hong Kong
First Derivative (Hong Kong) Limited	Hong Kong
EPAM Systems Kft	Hungary
Neoris Consulting & Information Technology Services LLC	Hungary
EPAM Systems India Private Limited	India
Emakina (INDIA) Private Limited	India
Neoris Consulting Services India Private Ltd.	India
EPAM Systems (Ireland) Limited	Ireland
First Derivative (Ireland) Limited	Ireland
Naya P.A.I. Technologies Ltd.	Israel
WhiteHat Cyber Labs Ltd.	Israel
WhiteHat Ltd.	Israel
EPAM Systems Italy S.r.l.	Italy
EPAM Systems Japan G.K.	Japan
First Derivatives Japan Co., Limited	Japan
LLP EPAM Kazakhstan	Kazakhstan
Limited Liability Partnership “EPAM Solutions”	Kazakhstan
EPAM Systems LLC	Kyrgyzstan
EPAM Systems SIA	Latvia
Emakina Lb. S.A.L.	Lebanon
EPAM Sistemos, UAB	Lithuania
UAB "EPAM SISTEMOS" Kauno Branch	Lithuania-Kauno Branch
Odysseus Data Services UAB	Lithuania
JUST BI Sdn Bhd	Malaysia
Ricston Limited	Malta
EPAM Systems Mexico S. de R.L. de C.V.	Mexico
S4N Mexico S.C.	Mexico
Neoris de Mexico S.A. de C.V.	Mexico

EPAM Systems SRL	Moldova
EPAM Systems Montenegro d.o.o.	Montenegro
Emakina.NL BV	Netherlands
EPAM Systems Netherlands BV	Netherlands
Neoris NV	Netherlands
S4N Panama S.A	Panama
Neoris Peru S.A.C.	Peru
EPAM Systems Philippines	Philippines
EPAM Systems (Poland) sp z.o.o.	Poland
PolSource sp. z.o.o.	Poland
First Derivatives Poland S.P. Z.o.o	Poland
EPAM Systems Portugal, Unipessoal Lda.	Portugal
Emakina Branch QFC	Qatar
EPAM Systems WLL	Qatar
EPAM Systems International SRL	Romania
EPAM Systems Limited Company	Saudi Arabia
EPAM Systems d.o.o. Beograd	Serbia
Emakina Asia PTE Ltd	Singapore
EPAM Systems PTE Ltd.	Singapore
First Derivatives Pte. Ltd	Singapore
EPAM System s.r.o.	Slovak Republic
Emakina ZA Proprietary Limited	South Africa
FIRST DERIVATIVES SOUTH AFRICA PROPRIETARY LIMITED	South Africa
EPAM Systems Spain SL	Spain
Consultora de Telecomunicaciones Optiva Media, S.L.	Spain
Neoris Spain S.L.U.	Spain
FD Technologies Spain, S.L.U.	Spain
Emakina AB	Sweden
EPAM Systems Nordic AB	Sweden
First Derivatives Sweden AB	Sweden
COREtransform GmbH	Switzerland
Diamond Dogs Switzerland GmbH	Switzerland
Emakina.CH LABEL.ch GmbH	Switzerland
EPAM Systems (Switzerland) Sàrl	Switzerland
EPAM SOLUTIONS (Switzerland) AG	Switzerland
EPAM Systems Yazılım Geliştirme Ltd. Şti.	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi İzmir Bilişim Vadisi Şubesi	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi Antalya OSB Teknopark Şubesi	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi İstanbul Bilişim Vadisi Şubesi	Turkey
EPAM Systems Turkey Yazılım Geliştirme Limited Şirketi Ege Serbest Bölge Şubesi	Turkey
EPAM Digital LLC	Ukraine

EPAM Systems LLC	Ukraine
EPAM Solutions LLC	Ukraine
COREtransform Ltd.	United Kingdom
EPAM Systems Ltd.	United Kingdom
Great Fridays Limited	United Kingdom
PolSource Ltd.	United Kingdom
Ricston UK Limited	United Kingdom
Think Limited	United Kingdom
FIRST DERIVATIVE LTD	United Kingdom
Alliance Consulting Global Holdings, Inc.	Delaware, USA
Alliance Global Services, Inc.	Delaware, USA
Alliance Global Services, LLC	Delaware, USA
Continuum Innovation LLC	Delaware, USA
Competentum-USA Ltd.	Delaware, USA
EPAM CY Holdco, LLC	Delaware, USA
EPAM DX, LLC	Delaware, USA
EPAM Global Campus, LLC	Delaware, USA
EPAM Government Solutions, LLC	Delaware, USA
EPAM Intercompany Management, LLC	Delaware, USA
First Derivatives Holdings, Inc.	Delaware, USA
First Derivatives US, Inc.	Delaware, USA
Great Fridays Inc.	Delaware, USA
Maravir Technologies LLC	Delaware, USA
Naya P.A.I. Technologies Inc.	Delaware, USA
Navigation Arts, Inc.	Delaware, USA
Odysseus Data Services, Inc.	Delaware, USA
ShareKnowledge Inc.	Delaware, USA
test IO, Inc.	Delaware, USA
Vates, Inc.	Delaware, USA
Vested Development, Inc.	Delaware, USA
Neoris USA, Inc.	Florida, USA
Continuum LLC	Massachusetts, USA
PolSource Inc.	Nevada, USA
EPAM Systems LLC	New Jersey, USA
FOREFRONT LLC	New Jersey, USA
Emakina.US Inc.	New York, USA
The Reference.US Inc.	New York, USA
EPAM Upskill, LLC	Pennsylvania, USA
Essentia Advisory Partners, LLC	Texas, USA
S4N America Inc.	Washington, USA
Epam Software Engineering and Consultancy Services LLC	UAE
EPAM Software Engineering and Consultancy Services LLC – Dubai Branch (non-free zone)	UAE
Emakina FZ-LLC	UAE
EPAM Systems Uruguay S.R.L	Uruguay

Maravir S.A.	Uruguay
EPAM Systems FE LLC	Uzbekistan
LLC IT-PARK UNIVERSITY	Uzbekistan
EPAM Systems (Vietnam) Company Limited	Vietnam